Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO THE

REGIONAL HEALTH PROPERTIES, INC. 2023 OMNIBUS INCENTIVE

COMPENSATION PLAN

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Grantee: _______________________________________

Grant Date: _____________________________________

Per Share Exercise Price: $__________________________

Number of Shares subject to this Option: _______________

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THIS INCENTIVE STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Regional Health Properties, Inc., a Georgia corporation (the “Company”), and the Grantee specified above, pursuant to the Regional Health Properties, Inc. 2023 Omnibus Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Incentive Stock Option provided for herein to the Grantee.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Grantee hereby acknowledges receipt of a true copy of the Plan and that the Grantee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Option. The Company hereby grants to the Grantee, as of the Grant Date specified above, an Incentive Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of Shares specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Grantee with any protection against potential future dilution of the Grantee’s interest in the Company for any reason. The Grantee shall have no rights as a shareholder with respect to any Shares covered by the Option unless and until the Grantee has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.

3. Tax Matters. The Option granted hereunder is intended to qualify as an “incentive stock option” under Section 422 of the Code. Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (a) if the Grantee disposes of the Option Shares at any time during the two-year period following the date of this Agreement or the one-year period following the date of exercise of the Option pursuant to which such Option Shares were acquired; (b) except in the event of the Grantee’s death or Disability, if the Grantee is not employed by the Company, a Parent Corporation or a Subsidiary Corporation at all times during the period beginning on the date of this Agreement and ending on the day that is three months before the date of any exercise of the Option; or (c) to the extent that the aggregate fair market value of the Shares subject to “incentive stock options” held by the Grantee which become exercisable for the first time in any calendar year (under all plans of the Company, a Parent Corporation or a Subsidiary Corporation) exceeds $100,000. For purposes of clause (c) above, the “fair market value” of the Shares shall be determined as of the Grant Date. To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option. In the event that the Grantee disposes of the Option Shares within either two (2) years following the Grant Date or one year following the date of exercise of the Option, the Grantee must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such Shares were disposed of, the number of Shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

4. Vesting and Exercise.

(a) Vesting. Subject to the provisions of Sections 4(b), 4(c), 4(d) and 4(e) hereof, the Option shall vest and become exercisable as of the date(s) set forth below, provided the Grantee has not incurred a Termination of Service prior to such vesting date:

Vesting Date	Number of Option Shares

[Date]	[ ]

[Date]	[ ]

[Date]	[ ]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Grantee’s continued employment or service with the Company or any of its Affiliates on each applicable vesting date. Upon expiration of the Option, the Option shall be cancelled and no longer exercisable.

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(b) Change in Control. Notwithstanding the foregoing, in the event no provision is made for the continuance, assumption or substitution of the Option by the Company or its successor in connection with a Change in Control, then, contemporaneously with the Change in Control, the Option subject to this Award shall become vested and exercisable in full, to the extent not vested previously, provided the Grantee has remained continuously employed by, or providing services to, the Company or any of its Affiliates from the Grant Date until the Change in Control. If provision is made for the continuance, assumption or substitution of the Option by the Company or its successor in connection with the Change in Control, the Option shall become vested and exercisable in full, to the extent not vested previously, contemporaneously with the Grantee’s subsequent death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the two (2) years after the Change in Control.

(c) Committee Discretion. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.

(d) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable after the date immediately preceding the 10th anniversary of the Grant Date specified above.

(e) Treatment of Unvested Options upon Termination of Service. Subject to this Section 4, any portion of the Option that is not, or does not become, vested and exercisable as of the date of the Grantee’s Termination of Service (whether pursuant to the terms hereof or any severance plan or other plan, agreement or arrangement that applies to the Grantee) for any reason shall terminate and expire as of the date of such Termination of Service.

5. Termination of Service. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested, shall remain exercisable as follows:

(a) Termination of Service due to Death or Disability. In the event of the Grantee’s Termination of Service by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination of Service, and (ii) the expiration of the stated term of the Option pursuant to Section 4(d) hereof; provided, however, that in the case of a Termination of Service due to Disability, if the Grantee dies within such one year exercise period, any unexercised Option held by the Grantee shall thereafter be exercisable by the legal representative of the Grantee’s estate or the recipient of the unexercised Option by will or by the laws of descent and distribution, to the extent exercisable, for a period of one year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 4(d) hereof.

(b) Termination of Service Without Cause, For Good Reason. In the event of the Grantee’s involuntary Termination of Service by the Company without Cause, or the Grantee’s voluntary Termination of Service by the Grantee for Good Reason, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination of Service, and (ii) the expiration of the stated term of the Option pursuant to Section 4(d) hereof.

(c) Voluntary Resignation. In the event of the Grantee’s voluntary Termination of Service (other than a voluntary Termination of Service by the Grantee for Good Reason), the vested portion of the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination of Service, and (ii) the expiration of the stated term of the Option pursuant to Section 4(d) hereof.

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(d) Termination of Service for Cause. In the event of the Grantee’s Termination of Service for Cause, (i) the Grantee’s entire Option (whether or not vested) shall terminate and expire upon such Termination of Service and (ii) the Committee, within the one year following the Grantee’s Termination of Service for Cause, may rescind the prior exercise and/or vesting of all or any portion of any equity right and/or delivery of any Option Shares under this Agreement. For purposes of this Agreement, the Option Shares shall include without limitation any shares or other property received by Grantee with respect to the Option Shares covered by Grantee’s equity rights as a result of a stock split or other similar transaction. In the event of any such rescission, Grantee shall return to the Company any Option Shares received upon the prior exercise of the Option, or if Grantee no longer owns the Option Shares, Grantee shall pay to the Company the amount of any proceeds received as a result of any sale or other disposition of the Option Shares (or, in the event Grantee transferred the Option Shares by gift or otherwise without consideration, the fair market value of the Option Shares on the date of such gift or other transfer), net of the exercise price originally paid by Grantee for the Option Shares. The payment shall be made in such manner and on such terms and conditions as may be required by the Company. The Company also shall be entitled to set off against the amount of any such payment any amounts otherwise owed to Grantee by the Company. Additionally, notwithstanding any other provision of this Agreement, during the first thirty (30) days after the Grantee’s Termination of Service for any reason other than Cause, the Company shall have the right to re-characterize such Termination of Service as a Termination of Service for Cause, and, upon such re-characterization, the foregoing provisions shall apply.

6. Method of Exercise and Payment. Subject to Section 9 hereof, to the extent that the Option has become vested and exercisable with respect to a number of Shares as provided herein, the Option may thereafter be exercised by the Grantee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 5.9, 6.2 and 6.5 of the Plan. The Committee may at any time impose any other limitations upon the exercise of the Option which, in the Committee’s sole discretion, are necessary or desirable in order for Grantee to qualify for an exemption from Section 16(b) of the Exchange Act.

7. Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Grantee (or any beneficiary(ies) of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

8. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to the choice of law principles thereof.

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9. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA and other obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other Applicable Law with respect to the Option and, if the Grantee fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any required withholding obligation with regard to the Grantee may be satisfied as set forth in Section 16.1 of the Plan (if permitted by the Committee) by reducing the amount of cash or Shares otherwise deliverable upon exercise of the Option.

10. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Grantee. The Company shall give written notice to the Grantee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11. Notices. Any notice hereunder by the Grantee shall be given to the Company in writing (which, for avoidance of doubt, includes the use of electronic, internet or other non-paper means) and such notice shall be deemed duly given only upon receipt thereof by the Corporate Secretary of the Company. Any notice hereunder by the Company shall be given to the Grantee in writing (which, for avoidance of doubt, includes the use of electronic, internet or other non-paper means) and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

12. No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Grantee’s employment or service at any time, for any reason and with or without cause.

13. Transfer of Personal Data. The Grantee authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Grantee.

14. Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

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15. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Grantee shall not assign (except in accordance with Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights. The Grantee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Grantee any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Grantee’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REGIONAL HEALTH PROPERTIES, INC.

By:
Name:
Title:

GRANTEE

Name:

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